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                                                                     EXHIBIT 4.5

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

This Registration Rights Agreement (the "Agreement") is made and entered into as of March 9, 1999 between The InterCept Group, Inc., a Georgia corporation ("Company") and Jack Caldwell, Kevin Jones, Janet Hollingsworth, Steve White and Janice Brown (collectively, "Holders").

                              W I T N E S S E T H:

     WHEREAS, Company has entered into an Acquisition and Merger Agreement, dated March 9, 1999 (the "Agreement") among itself, DAI Acquisition Corp., a Georgia Corporation, Direct Access Interactive, Inc., a Tennessee corporation ("Direct Access") and the Holders; and

     WHEREAS, as of the date hereof the Agreement has been approved by the Holders which constitute all of the stockholders of Direct Access.

     NOW THEREFORE, for and in consideration of the premises, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Certain Definitions.  As used in this Agreement, the following terms
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shall have the following respective meanings:

     "Commission" shall mean the Securities and Exchange Commission or any other
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federal agency at the time administering the Securities Act.

     "Common Stock" shall mean the voting common stock, without par value per
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share, of the Company.

     The terms "register", "registered" and "registration" refer to a
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registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Registrable Securities" means shares of Common Stock issued to the Holders
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upon and at the time of consummation of the merger pursuant to the Agreement, excluding in all cases, however, any Registrable Securities sold by a person in a transaction, including a transaction pursuant to a registration statement under Section 2 or a transaction pursuant to Rule 144 of the Securities Act, in which such person's rights under Section 2 are not transferred.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any
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similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
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     2.   Piggyback Registration.
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     (a)  If at any time after thirty (30) days of post merger combined operating results of Company and Direct Access have been published as contemplated by ASR 135, the Company shall determine to register for sale for cash any of its Common Stock, for its own account, other than a registration relating solely to employee benefit plans or securities issued or issuable to employees or consultants (including a registration on Form S-8), a registration relating solely to a Commission Rule 145 transaction, a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization or similar event or a registration on any registration form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company promptly will give to each Holder written notice thereof and shall use its reasonable best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within ten (10) days after receipt of such written notice from the Company, by any Holder or Holders. However, the Company may, without the consent of the Holders, withdraw such registration statement prior to its becoming effective if the Company has abandoned its proposal to register the securities proposed to be registered thereby.

     (b)  Underwriting. If the registration of which the Company gives notice is
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for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2(a). In such event the right of any Holder to registration pursuant to Section 2(a) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other shareholders of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2(b), if the underwriter or the Company determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities from such registration and underwriting. The Company shall so advise all Holders (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting), and the number of shares of Registrable Securities that may be included in the registration and underwriting, if any, shall be allocated among such Holders as follows: the number of shares that may be included in the registration and underwriting shall be allocated first to the Company and then to all selling shareholders, including the Holders, who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included.

     (c) No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter.

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     3.   Registration Procedures.  In the case of each registration,
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qualification or compliance effected by the Company pursuant to Section 2, the
Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will use its reasonable best efforts to:

     (a) Keep such registration, qualification or compliance effective for a period of ninety (90) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

     (b) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

     4.   Rule 144(k).  Notwithstanding anything to the contrary contained
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herein, no Holder shall have rights to a registration under Section 2 after the time that such Holder could sell all of its Registrable Securities pursuant to Rule 144(k) promulgated under the Securities Act or any successor rule thereto.

     5.   Registration Expenses.  The Company shall pay all expenses in
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connection with any registration, including, without limitation, all registration, filing and NASD fees, printing expenses, all fees and expenses of complying with securities or blue sky laws, the fees and disbursements of one counsel for the Holders and the fees and disbursements of counsel for the Company and of its independent accountants; provided that, in any registration, each party shall pay for its own underwriting discounts and commissions and transfer taxes.

     6.   Assignment of Rights. No Holder may assign its rights under this
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Agreement to any party without the prior written consent of the Company, and any attempted transfer in violation of this Section 6 shall be null and void; provided, however, that a Holder may assign its rights under this Agreement
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without such prior written consent to a transferee or assignee that controls, is controlled by or is under common control with such Holder.

     7.   Information by Holder. The Holder or Holders of Registrable Securities
          ---------------------
included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing.

     8.   "Market Stand-off" Agreement. Each Holder agrees not to sell or
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otherwise transfer or dispose of any Common Stock (or other securities) of the
Company held by it during the 180 day period following the effective date of any public offering if so requested by the Company and underwriters of Common Stock (or other securities) of the Company. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such period.

     9.   Indemnification.
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     (a)  In the event of the offer and sale of Registrable Securities held by
Holders under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless each Holder, its directors, officers and partners and each other Person, if any, who controls such

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

Holder within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Holder or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse the Holder, and each such director, officer, partner and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Holder specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, or any such director, officer, partner or controlling person and shall survive the transfer of such shares by the Holder.

     (b) The Company may require, as a condition to including any Registrable Securities to be offered by a Holder in any registration statement filed pursuant to this Section 9, that the Company shall have received an agreement from such Holder to be bound by the terms of this Section 9, including an undertaking reasonably satisfactory to it from such Holder, to indemnify and hold the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information about such Holder as a Holder of the Company furnished to the Company through an instrument duly executed by such Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that
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such indemnity agreement found in this Section 9(b) shall in no event exceed the gross proceeds from the offering received by such Holder. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by any Holder of such shares.

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

     (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in
Section 9(a) or (b) (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under 9(a) or (b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

     (d) The indemnification required by Section 9(a) and (b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expenses, losses, damages or liabilities are incurred.

     (e) If the indemnification provided for in this Section 9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the relative benefits received by the indemnified party on the one hand, and the indemnifying party on the other from the offering of the Common Stock, as well as other relevant equitable considerations.

     10.  Miscellaneous
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     (a)  Governing Law. This Agreement shall be governed by and construed in
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accordance with the laws of the State of Georgia applicable to contracts between
Georgia residents entered into and to be performed entirely within the State of Georgia.

     (b)  Successors and Assigns.  Except as otherwise provided herein, the
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provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     (c)  Entire Agreement.  This Agreement constitutes the full and entire
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understanding and agreement between the parties with regard to the subjects hereof.

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

     (d)  Notices, etc. All notices and other communications required or
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permitted hereunder shall be in writing and shall be effective three (3) days after mailed by first-class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to any Holder of Registrable Securities, at such address as such Holder shall have furnished the Company in writing, or
(b) if to the Company, at such address as the Company shall have furnished to each Holder in writing.

     (e)  Delays or Omissions. No delay or omission to exercise any right, power
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or remedy accruing to any Holder of any Registrable Securities, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     (f)  Counterparts. This Agreement may be executed in any number of
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counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     (g)  Severability. In the case any provision of this Agreement shall be
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invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     (h)  Amendments.  The provisions of this Agreement may be amended at any
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time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the Holders of a majority of the number of shares of Registrable Securities outstanding as of the date of such amendment or waiver; provided,
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however, that without obtaining the consent of any other party to this
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Agreement, the Company may amend this Agreement to add hereto as parties any person or entity who beneficially owns securities of the Company, such Amendment to be effected by obtaining the signature of each such party and the Company to a counterpart to this Agreement.

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

     This Registration Rights Agreement is hereby executed as of the date first above written.


                              Company

                              The InterCept Group, Inc.


                              By: /s/ Donny R. Jackson
                                 -------------------------------
                                  President

                              Holders


                              /s/ Jack Caldwell
                              ----------------------------------
                              Jack Caldwell


                              /s/ Kevin Jones
                              ----------------------------------
                              Kevin Jones


                              /s/ Janet Hollingsworth
                              ----------------------------------
                              Janet Hollingsworth


                              /s/ Steve White
                              ----------------------------------
                              Steve White


                              /s/ Janice Brown
                              ----------------------------------
                              Janice Brown

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